UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2009

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 14, 2009, TVA announced effective September 28, 2009, that its principal accounting officer, John M. Thomas, III, would be leaving his position as Vice President and Controller and concentrating exclusively on his duties as Senior Vice President of Corporate Governance and Compliance.  Mr. Thomas has been serving both as Vice President and Controller and as Senior Vice President of Corporate Governance and Compliance since being appointed to the latter position on July 24, 2009.

On September 14, 2009, TVA also announced the appointment of Steve Byone as Vice President and Controller, effective September 28, 2009.

Mr. Byone will be responsible for the development and maintenance of TVA accounting policies and practices; compliance with SEC reporting requirements including disclosures, internal controls, and financial reports; and ensuring consistency with TVA financial policy.  In addition, he will serve as a management point of contact for the Audit, Governance, and Ethics Committee.

Mr. Byone, age 50, has been the Vice President and Chief Financial Officer of the Electric Reliability Council of Texas (“ERCOT”), an independent system operator located in Austin, Texas, since September 2005.  In this position, he is responsible for providing strategic direction and operational oversight for finance, accounting, reporting, procurement, and risk management activities and served as the key liaison with the Finance and Audit Committee of ERCOT’s Board of Directors.  Mr. Byone first came to ERCOT in May 2005 in a consulting role to develop ERCOT’s internal control management and enterprise risk management programs.  Prior to joining ERCOT, Mr. Byone served as the Vice President and Chief Risk Officer for Progress Energy, an integrated utility holding company located in Raleigh, North Carolina.  In that position, Mr. Byone designed an enterprise-wide risk management framework to support review and alignment of corporate strategy, capital investments, and risk appetite.  Mr. Byone joined Progress Energy in May 2002.

Mr. Byone will receive an annual salary of $245,000.  He will be a participant in TVA’s Executive Annual Incentive Plan with an annual incentive opportunity of 40 percent of his annual salary in 2010, and in TVA’s Long-Term Incentive Plan with a long-term incentive opportunity of 25 percent of his annual salary (beginning with the performance cycle ending on September 30, 2010).  Mr. Byone will also receive a vehicle allowance of approximately $9,100 per year and reasonable travel and moving expenses.

In addition, Mr. Byone will receive a relocation incentive in the amount of $40,000, which must be repaid to TVA if (1) he terminates his employment within one year of the effective date of his employment, unless the separation is for reasons beyond his control and acceptable to TVA, or (2) he is terminated for cause.

There are no family relationships between Mr. Byone and any director, executive officer, or person nominated or chosen to become a director or executive officer of TVA.  Mr. Byone is not party to, and does not have a direct or indirect material interest in, any transactions or arrangements with TVA other than in connection with his employment as described in this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2009	Tennessee Valley Authority
(Registrant)

/s/ Kimberly S. Greene
Kimberly S. Greene
Chief Financial Officer and Executive Vice President, Financial Services